Exhibit 99.1

FOR:      WEBCO INDUSTRIES, INC.
                                                          CONTACT:      Dana S. Weber
                                                                                         President and Chief Operating Officer
                                                                                    (918) 241-1040
                                                                            Mike Howard
                                                                                      Chief Financial Officer
                                                                                    (918) 241-1094

For Immediate Release

Webco Industries, Inc. Provides Guidance for Fiscal 2004 Fourth Quarter

        Tulsa, Oklahoma - July 29, 2004 - Webco Industries, Inc. (AMEX: WEB) today provided guidance for the Company's fourth fiscal quarter ending July 31, 2004, of $0.53 to $0.63 per diluted share on revenues of $60 to $64 million.

        The most significant continuing factors in the tubing industry today are the increased cost and reduced availability of carbon steel raw materials. Since the beginning of Webco's fiscal year in August 2003, carbon steel coil producers have raised their prices and placed surcharges on their products that have increased the replacement cost of carbon steel by 100 to 130 percent in some cases. Webco has generally been successful in passing along price increases and surcharges to customers that are not parties to long-term sales contracts.

        F. William Weber, Webco's Chairman and Chief Executive Officer, commented: "We continue to benefit from two separate business conditions. First, selling prices are based on the current higher cost of steel and we are selling from our lower average-cost inventories. Second, the lack of availability of steel in the domestic market has limited the ability of customers to alternatively source products with competitors. The current environment has been very conducive to positive operating results. We do not believe these results are sustainable and margins are expected to return to more historical levels as the average cost of inventories increases toward current replacement cost levels and as domestic availability of steel improves. The current high level of operating profitability is fortunate, as it enables the Company to afford the higher working capital requirements resulting from increasing steel costs, despite borrowing limitations in our revolving line of credit."

        Mr. Weber continued, "The steel tubing industry continues to be characterized by over-capacity. The limited availability of steel for competitive sourcing has mitigated this industry condition in the short-term. We continue to watch the projected future cost and availability of steel very closely for further indications that this increasing steel cost environment has turned."

        Webco is a manufacturer and value-added distributor of high-quality carbon steel, stainless steel and other metal tubular products designed to industry and customer specifications. Webco's tubing products consist primarily of pressure tubing and specialty tubing for use in durable and capital goods including heat exchangers, boilers, automobiles and trucks and home appliances. The Company's long-term strategy involves the pursuit of niche markets within the metal tubing industry through the deployment of leading-edge manufacturing and information technology. The Company has three production facilities in Oklahoma and Pennsylvania and five value-added distribution facilities in Oklahoma, Texas, Illinois, and Michigan, serving more than 1,000 customers throughout North America.

        Safe harbor for forward-looking statements: Certain statements in this release, including, but not limited to, those preceded by or predicated upon the words "anticipates," "appears," "believes," "expects," "hopeful," "may," "plans," or "should," constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company, or industry results, to differ materially from any future results, performance or achievements expressed or implied herein. Those risks include, but are not limited to those described under Part I, Item I: "Forward-Looking Statements" in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2003, which is incorporated herein by reference. Risks described in the Form 10-K include General and Economic Conditions, Competition from Imports, Changes in Manufacturing Technology, Banking Environment, Relocation of Domestic Demand and Capacity, Raw Material Costs and Availability, Industry Capacity, Domestic Competition, Loss of Significant Customers and Customer Work Stoppages, Customer Claims, Technical and Data Processing Capabilities, and Insurance Cost and Availability.